News Release
Contact: Kevin Royal, Chief Financial Officer
866.475.0317 x11120
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Second Quarter 2016 Results

SAN DIEGO (August 2, 2016) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, today announced its results for the three and six months ended June 30, 2016.
Financial Results for the Three Months Ended June 30, 2016
Revenue for the three months ended June 30, 2016 was $138.0 million, compared with revenue of $147.1 million for the three months ended June 30, 2015.
Operating income for the three months ended June 30, 2016 was $3.4 million, compared with operating loss of $0.5 million for the three months ended June 30, 2015.
Net income for the three months ended June 30, 2016 was $3.3 million, compared with net loss of $0.7 million for the three months ended June 30, 2015.
Diluted earnings per share for the three months ended June 30, 2016 was $0.07, compared with diluted loss per share of $0.01 for the three months ended June 30, 2015.
The Company recognized income tax expense of $0.7 million for the three months ended June 30, 2016, compared with income tax expense of $0.5 million for the three months ended June 30, 2015.
Non-GAAP Financial Results for the Three Months Ended June 30, 2016
Non-GAAP operating income for the three months ended June 30, 2016 was $7.3 million, compared with non-GAAP operating income of $13.9 million for the three months ended June 30, 2015. Non-GAAP operating income for the three months ended June 30, 2016 excludes a legal charge of $2.3 million and restructuring and impairment charges of $1.7 million.
Non-GAAP net income for the three months ended June 30, 2016 was $5.8 million, compared with non-GAAP net income of $8.4 million for the three months ended June 30, 2015. Non-GAAP net income for the three months ended June 30, 2016 excludes the $2.3 million legal charge referred to above, restructuring and impairment charges of $1.7 million and a tax benefit of $1.6 million.
Non-GAAP diluted earnings per share for the three months ended June 30, 2016 was $0.12, compared with non-GAAP diluted earnings per share of $0.18 for the three months ended June 30, 2015.
Financial Results for the Six Months Ended June 30, 2016
Revenue for the six months ended June 30, 2016 was $271.0 million, compared with revenue of $289.6 million for the six months ended June 30, 2015.
Operating loss for the six months ended June 30, 2016 was $12.9 million, compared with operating loss of $1.7 million for the six months ended June 30, 2015.
Net loss for the six months ended June 30, 2016 was $6.8 million, compared with net loss of $1.0 million for the six months ended June 30, 2015.
Diluted loss per share for the six months ended June 30, 2016 was $0.15, compared with diluted loss per share of

$0.02 for the six months ended June 30, 2015.
The Company recognized income tax benefit of $4.8 million for the six months ended June 30, 2016, compared with income tax expense of $0.3 million for the six months ended June 30, 2015.
Non-GAAP Financial Results for the Six Months Ended June 30, 2016
Non-GAAP operating income for the six months ended June 30, 2016 was $5.6 million, compared with non-GAAP operating income of $12.7 million for the six months ended June 30, 2015. Non-GAAP operating income for the six months ended June 30, 2016 excludes a legal charge of $16.2 million and restructuring and impairment charges of $2.4 million.
Non-GAAP net income for the six months ended June 30, 2016 was $4.8 million, compared with non-GAAP net income of $8.0 million for the six months ended June 30, 2015. Non-GAAP net income for the six months ended June 30, 2016 excludes the $16.2 million legal charge referred to above, restructuring and impairment charges of $2.4 million and a tax benefit amount of $7.0 million.
Non-GAAP diluted earnings per share for the six months ended June 30, 2016 was $0.10, compared with non-GAAP diluted earnings per share of $0.18 for the six months ended June 30, 2015.
Balance Sheet and Cash Flow
As of June 30, 2016, the Company had cash and cash equivalents, restricted cash and investments of $367.3 million, compared with cash and cash equivalents, restricted cash and investments of $374.0 million as of December 31, 2015.
The Company used $0.7 million of cash for operating activities during the six months ended June 30, 2016, compared with $14.8 million of cash provided by operating activities during the six months ended June 30, 2015.
Student Enrollment
Total student enrollment at the Company's academic institutions, Ashford University and University of the Rockies, was 48,895 students at June 30, 2016, compared with total student enrollment of 51,049 at June 30, 2015.
As of June 30, 2016, the 12-month retention for all Ashford students who were active on the last day of the second quarter of 2015 was 62.5%. As of June 30, 2015, the 12-month retention for all Ashford students who were active on the last day of the second quarter of 2014 was 62.7%.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, which exclude our legal charge, restructuring and impairment charges, and certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company's financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company's performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Standard Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States and Canada is 866-859-7412, and the dial-in number for other callers is 832-900-4623. The access code for all callers is 53468218. A live broadcast of the call will also be available on the Company's website at http://ir.bridgepointeducation.com.
A replay of the call will be available via telephone through September 2, 2016. To access the replay, callers in the United States and Canada should dial 855-859-2056 and other callers should dial 404-537-3406, and enter the access code 53468218.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Together, these programs, technologies, and resources represent a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's outlook for 2016 and beyond. These forward-looking statements are subject to risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation, the failure to comply with the extensive regulatory framework applicable to the Company and its institutions, adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions, the imposition of fines or other corrective measures against the Company's institutions, competition in the postsecondary education market and its potential impact on the Company's market share, recruiting costs and tuition rates, reputational and other risks related to potential compliance audits, regulatory or legal actions, negative publicity or service disruptions, and the inability to recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.
Additional information on factors that could affect the Company's performance or results is included from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016, the Company's quarterly reports on Form 10-Q and the Company's current reports on Form 8-K. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$137,970	$147,057	$270,972	$289,575
Costs and expenses:
Instructional costs and services	66,448	71,410	136,034	146,459
Admissions advisory and marketing	52,531	48,495	104,208	100,842
General and administrative	11,650	13,246	25,105	29,568
Legal accrual	2,292	—	16,166	—
Restructuring and impairment charges	1,692	14,418	2,401	14,418
Total costs and expenses	134,613	147,569	283,914	291,287
Operating income (loss)	3,357	(512)	(12,942)	(1,712)
Other income, net	652	345	1,335	1,034
Income (loss) before income taxes	4,009	(167)	(11,607)	(678)
Income tax expense (benefit)	671	483	(4,833)	343
Net income (loss)	$3,338	$(650)	$(6,774)	$(1,021)

Earnings (loss) per share:
Basic	$0.07	$(0.01)	$(0.15)	$(0.02)
Diluted	0.07	(0.01)	(0.15)	(0.02)
Weighted average number of common shares outstanding used in computing earnings (loss) per share:
Basic	46,289	45,674	46,111	45,552
Diluted	47,001	45,674	46,111	45,552

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$265,366	$282,145
Restricted cash	21,623	24,685
Investments	35,329	19,387
Accounts receivable, net	29,797	24,091
Student loans receivable, net	955	775
Prepaid expenses and other current assets	41,433	52,192
Total current assets	394,503	403,275
Property and equipment, net	17,429	21,742
Investments	45,000	47,770
Student loans receivable, net	6,589	7,394
Goodwill and intangibles, net	19,246	21,265
Other long-term assets	3,576	5,320
Total assets	$486,343	$506,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$74,643	$79,196
Deferred revenue and student deposits	81,216	88,756
Total current liabilities	155,859	167,952
Rent liability	15,911	20,118
Other long-term liabilities	14,801	15,046
Total liabilities	186,571	203,116
Total stockholders' equity	299,772	303,650
Total liabilities and stockholders' equity	$486,343	$506,766

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(6,774)	$(1,021)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for bad debts	15,977	15,364
Depreciation and amortization	6,913	10,629
Amortization of premium/discount	6	225
Stock-based compensation	4,256	5,635
Excess tax benefit of option exercises	—	(314)
Loss on impairment of student loans receivable	242	923
Net (gain) loss on marketable securities	(48)	38
Loss on termination of leased space	—	12,331
Loss on disposal or impairment of fixed assets	809	1,545
Changes in operating assets and liabilities:
Restricted cash	3,089	4,596
Accounts receivable	(21,575)	(22,079)
Prepaid expenses and other current assets	(4,944)	(2,704)
Student loans receivable	632	529
Other long-term assets	1,744	40
Accounts payable and accrued liabilities	10,966	595
Deferred revenue and student deposits	(7,530)	(9,118)
Other liabilities	(4,451)	(2,446)
Net cash (used in) provided by operating activities	(688)	14,768
Cash flows from investing activities:
Capital expenditures	(944)	(2,182)
Purchases of investments	(20,205)	(192)
Non-operating restricted cash	(27)	(6,796)
Capitalized costs for intangible assets	(464)	(1,191)
Sales of investments	—	10,101
Maturities of investments	7,103	40,094
Net cash (used in) provided by investing activities	(14,537)	39,834
Cash flows from financing activities:
Proceeds from exercise of stock options	138	226
Excess tax benefit of option exercises	—	314
Proceeds from the issuance of stock under employee stock purchase plan	112	136
Tax withholdings on issuance of stock awards	(1,804)	(1,258)
Net cash used in financing activities	(1,554)	(582)
Net (decrease) increase in cash and cash equivalents	(16,779)	54,020
Cash and cash equivalents at beginning of period	282,145	207,003
Cash and cash equivalents at end of period	$265,366	$261,023

BRIDGEPOINT EDUCATION, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$3,357	$(512)	$(12,942)	$(1,712)
Legal accrual	2,292	—	16,166	—
Restructuring and impairment charges	1,692	14,418	2,401	14,418
Non-GAAP operating income	$7,341	$13,906	$5,625	$12,706

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$3,338	$(650)	$(6,774)	$(1,021)
Legal accrual	2,292	—	16,166	—
Restructuring and impairment charges	1,692	14,418	2,401	14,418
Income tax impact	(1,557)	(5,407)	(6,963)	(5,407)
Non-GAAP net income	$5,765	$8,361	$4,830	$7,990

Diluted Earnings (Loss) Per Share Reconciliation:
GAAP diluted earnings (loss) per share	$0.07	$(0.01)	$(0.15)	$(0.02)
Legal accrual	0.05	—	0.34	—
Restructuring and impairment charges	0.03	0.31	0.05	0.32
Income tax impact	(0.03)	(0.12)	(0.14)	(0.12)
Non-GAAP diluted earnings per share	$0.12	$0.18	$0.10	$0.18